Exhibit 99.1

Worksport ($WKSP) to Showcase SOLIS™ and COR™ at SEMA 2025, Expanding Global Distribution Opportunities

Company to Meet Dealers, Distributors and Showcase Industry-Defining Clean-Tech Solutions — SOLIS Solar Tonneau and COR Portable Energy System — in SEMA’s “New Product” Evaluation Category

West Seneca, New York, November 3, 2025 – Worksport Ltd. (NASDAQ: WKSP) (“Worksport” or the “Company”), a U.S.-based innovator in advanced manufacturing and distributed clean energy technologies, serving both consumer and industrial markets, today announced that it will be exhibiting at the 2025 SEMA Show in Las Vegas, Nevada (November 4–7) — one of the world’s premier automotive trade events — where the Company will showcase its product portfolio including its upcoming flagship clean-energy innovations: the SOLIS Solar Tonneau Cover and COR Portable Energy System.

Both products will be featured in SEMA’s “New Product” category for award evaluation, underscoring Worksport’s leadership in sustainable automotive solutions that merge solar generation, off-grid capability, and mobile power technology.

Strategic Engagements with Industry Leaders

During SEMA 2025, Worksport plans to hold meetings with national distributors, regional jobbers, OEMs like Toyota, General Motors, Ford, and potential global partners — with a focus on expanding relationships in North America, and beyond.

Worksport’s SEMA Booth: West Hall — 60149 — Trucks, SUVs & Off-Road

The Company expects these engagements to accelerate market penetration for its expanding product lineup. The company will display its new HD3 Heavy-Duty Tonneau Cover, AL4 Aluminum Folding Cover, and SC4 Soft Folding Tonneau Cover in addition to its COR and SOLIS products. Most products designed and manufactured in Worksport’s U.S. facility to support the Company’s “Made in America” initiative.

SOLIS and COR to Define a New Category in Sustainable Power

Worksport’s SOLIS Solar Tonneau integrates seamlessly with pickup trucks to capture and convert solar energy, while the COR system stores and delivers power on demand — together forming a modular mobile nano-grid platform. The products, set to initiate sales on November 28, 2025, have already completed successful third-party validation and are positioned to redefine how consumers power their, tools, and outdoor lifestyles.

“This is an exciting milestone for Worksport,” said Steven Rossi, CEO of Worksport. “SEMA provides a global stage to showcase our existing products and the innovation and scalability behind SOLIS and COR. We’re eager to engage with national distributors, OEM partners, and international buyers as we expand Worksport’s footprint in the clean-tech and automotive markets.”

Clean Energy Innovation Driving Market Growth

With rising global demand for sustainable vehicle accessories and decentralized energy systems, Worksport’s SOLIS and COR are attracting significant attention from both the automotive aftermarket and clean energy sectors.

“These products bridge two multi-billion-dollar markets — truck accessories and portable clean power,” Rossi added. “As we prepare for commercialization, SEMA will play a key role in introducing Worksport’s next-generation technology to customers and industry decision-makers worldwide.”

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Contacts

Investor Relations, Worksport Ltd. T: 1 (888) 554-8789-128

W: investors.worksport.com W: www.worksport.com E: investors@worksport.com

Connect with Worksport Chief Executive Officer, Steven Rossi

Steven Rossi X (Twitter)

Steven Rossi LinkedIn

About Worksport

Worksport Ltd. (Nasdaq: WKSP), through its subsidiaries, designs, develops, manufactures, and owns the intellectual property on a variety of tonneau covers, solar integrations, portable power systems, and clean heating & cooling solutions. Worksport has an active partnership with Hyundai for the SOLIS Solar cover. Additionally, Worksport’s hard-folding cover, designed and manufactured in-house, is compatible with all major truck models and is gaining traction with newer truck makers including the electric vehicle (EV) sector. Worksport seeks to capitalize on the growing shift of consumer mindsets towards clean energy integrations with its proprietary solar solutions, mobile energy storage systems (ESS), and Cold-Climate Heat Pump (CCHP) technology. Terravis Energy’s website is terravisenergy.com.

Connect with Worksport

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The Company does not endorse, ensure the accuracy of, or accept any responsibility for any content on these third-party websites other than content published by the Company. Investors and others should note that the Company announces material financial information to our investors using our investor relations website, press releases, Securities and Exchange Commission (SEC”) filings, and public conference calls and webcasts. The Company also uses social media to announce Company news and other information. The Company encourages investors, the media, and others to review the information the Company publishes on social media. The Company does not selectively disclose material non-public information on social media. If there is any significant financial information, the Company will release it broadly to the public through a press release or SEC filing prior to publishing it on social media.

Forward-Looking Statements

The information contained herein may contain “forward-looking statements.” Forward-looking statements reflect the current view about future events. When used in this press release, the words “anticipate,” “believe,” “estimate,” “scheduled,” “expect,” “future,” “intend,” “plan,” “project,” “envisioned,” “should,” or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. These statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial situation may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) supply chain delays; (ii) acceptance of our products by consumers; (iii) delays in or nonacceptance by third parties to sell our products; and (iv) competition from other producers of similar products. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the SEC, including, without limitation, our latest Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at www.sec.gov. As a result of these matters, changes in facts, assumptions not being realized or other circumstances, the Company’s actual results may differ materially from the expected results discussed in the forward-looking statements contained in this press release. The forward-looking statements made in this press release are made only as of the date of this press release, and the Company undertakes no obligation to update them to reflect subsequent events or circumstances.